Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814

bbass@first-potomac.com	www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2007 RESULTS
Highlights:
•	FFO increases 24% over prior year quarter to $10.4 million and FFO per diluted share increases 8% to $0.42 per diluted share.

•	Executes 642,357 square feet of leasing activity, consisting of 210,083 and 432,274 square feet of new and renewal leases, respectively.

•	Rental rates per square foot increase 20% and 9% on a GAAP basis for new and renewal leases in the second quarter, respectively.

•	Completes development of 112,305 square feet of additional leasing space at 15395 John Marshall Highway.

•	Completes acquisitions of $36.9 million.
BETHESDA, MD (July 25, 2007) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and six months ended June 30, 2007.
The Company reported net income for the second quarter of 2007 of $16 thousand, compared with net income of $7.5 million, or $0.36 per diluted share, for the second quarter of 2006. During the second quarter of 2006, the Company sold its property at 6600 Business Parkway in Elkridge, Maryland for $15.4 million in cash, which resulted in a gain on sale of $7.5 million, or $0.35 per diluted share, for the three months ended June 30, 2006. The Company’s FFO for the second quarter of 2007 increased to $10.4 million, or $0.42 per diluted share, compared with $8.4 million, or $0.39 per diluted share, during the second quarter of 2006.
The Company reported a net loss for the first six months of 2007 of $0.2 million, or $0.01 per diluted share, compared with net income of $8.6 million, or $0.42 per diluted share, for the first six months of 2006. The Company’s FFO for the first six months of 2007 was $20.1 million, or $0.80 per diluted share, compared with $17.4 million, or $0.80 per diluted share, for the first six months of 2006.
The Company’s portfolio was 88.7% leased and 87.1% occupied at June 30, 2007. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s Second Quarter 2007 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.
Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “We had a very active quarter from a leasing perspective and are pleased with the progress we’re making toward adding long-term value to our portfolio. Our markets continue to be strong and provide us with the opportunity for additional occupancy gains.”

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Second Quarter Acquisitions
River’s Bend Center II (500 & 600 HP Way, Chester, Virginia) — On May 1, 2007, the Company acquired a two-building, 302,400 square foot business park/office property and 102 acres of vacant development land parcels in Chester, Virginia, for $17.7 million in cash. The buildings were 92% leased to five tenants. The land parcels are zoned to accommodate over 600,000 square feet of warehouse/distribution space. The acquisition strengthens the Company’s presence in the Richmond market and the additional land provides the Company with substantial long-term development potential, as it expects to introduce a number of built-to-suit opportunities over the next several years.
Annapolis Commerce Park East (2001-2003 & 2009-2011 Commerce Park Drive, Annapolis, Maryland) — On June 18, 2007, the Company acquired a two-building, 101,302 square foot business park/office property in Annapolis, Maryland, for $19.2 million. The property was 99% leased to four tenants. The acquisition was financed, in part, through the assumption of a $9.1 million mortgage loan, fair valued at $8.9 million, with a fixed interest rate of 5.7%. The balance of the acquisition cost was funded by the issuance of 72,159 Operating Partnership units valued at $24.45 per unit and approximately $8.3 million in cash.
Development
On April 1, 2007, the Company completed and placed in service its first development project, a 112,305 square foot addition to its existing property at 15395 John Marshall Highway. The addition was fully pre-leased to the existing tenant. Construction of the addition was completed in nine months and under budget at a total cost of approximately $8.3 million.
Significant Leasing Activity
During the second quarter of 2007, the Company executed 642,357 square feet of leases, which consist of 210,083 square feet of new leases and 432,274 square feet of renewal leases. New leases executed include 25,220 square feet at 1400 Cavalier Boulevard, 25,148 square feet at Girard Business Center and 25,000 square feet at Alexandria Corporate Park. Rent is expected to commence for these new leases over the next two quarters. The Company’s larger renewal activity occurred at 1400 Cavalier Boulevard, Enterprise Center and Norfolk Business Center, which renewed 169,573 square feet, 54,530 square feet and 40,820 square feet, respectively, to existing tenants.
Financial Structure
At June 30, 2007, the Company’s debt-to-total-market capitalization ratio was 52.9% based on the Company’s closing stock price of $23.29. The Company’s interest coverage ratio was 2.2 times for both the quarter ended June 30, 2007 and the quarter ended March 31, 2007.
Of the $655.8 million of debt outstanding at June 30, 2007, $591.8 million was fixed-rate debt with a weighted average effective interest rate of 5.5% and a weighted average maturity of 5.1 years. The remaining $64.0 million was floating-rate debt, comprised of borrowings on the Company’s unsecured revolving credit facility, which were primarily used to fund acquisitions. At June 30, 2007, the floating rate debt had a weighted average interest rate of 6.5% and a weighted average maturity of 2.8 years.
Dividends
On July 17, 2007, the Company declared a dividend of $0.34 per common share. The dividend is payable on August 10, 2007, to common shareholders of record as of July 31, 2007.

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Earnings and FFO Guidance
The Company reaffirmed its full-year FFO guidance for 2007 of $1.67 to $1.75 per diluted share and its net income of $0.08 to $0.14 per diluted share.
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Thursday, July 26, 2007 at 11:00 a.m. ET, to discuss second quarter results. The number to call for this interactive teleconference is (913) 981-4903. A replay of the conference call will be available through August 2, 2007 by dialing (719) 457-0820 and entering the confirmation number, 7872934 when prompted for the pass code.
A live broadcast of the conference call will also be available online and can be accessed from the Investor Information page of First Potomac’s web site, www.first-potomac.com, on Thursday, July 26, 2007, beginning at 11:00 a.m. ET. An online replay will be available on the above site shortly after the call and will remain available for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing and operating industrial and business park properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 11.4 million square feet. The Company’s largest tenant is the U.S. Government.

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Non-GAAP Financial Measures
Funds from Operations — Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.
NOI — The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance because it provides a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.
Same-Property NOI — The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues:
Rental	$25,794	$21,093	$50,714	$41,412
Tenant reimbursements and other	4,895	4,131	9,951	8,186

Total revenue	30,689	25,224	60,665	49,598

Operating expenses:
Property operating	6,168	4,413	12,725	9,115
Real estate taxes and insurance	2,829	2,149	5,464	4,321
General and administrative	2,621	2,530	5,587	5,064
Depreciation and amortization	10,392	7,957	20,341	15,820

Total operating expenses	22,010	17,049	44,117	34,320

Operating income	8,679	8,175	16,548	15,278

Other expenses (income):
Interest expense	8,835	7,253	17,124	13,843
Interest and other income	(172)	(165)	(366)	(568)
Loss on interest-rate lock agreement	—	671	—	671
Loss from early retirement of debt	—	121	—	121

Total other expenses	8,663	7,880	16,758	14,067

Income (loss) from continuing operations before minority interests	16	295	(210)	1,211

Minority interests	—	(15)	5	(67)

Income (loss) from continuing operations	16	280	(205)	1,144

Discontinued operations
Income from operations of disposed property	—	116	—	376
Gain on sale of disposed property	—	7,475	—	7,475
Minority interests in discontinued operations	—	(370)	—	(386)

Income from discontinued operations	—	7,221	—	7,465

Net income (loss)	$16	$7,501	$(205)	$8,609

Depreciation and amortization of real estate assets	10,392	7,957	20,341	15,820
Discontinued operations depreciation and amortization	—	—	—	3
Minority interests	—	385	(5)	452
Gain on sale of disposed property	—	(7,475)	—	(7,475)

Funds from operations (FFO)	$10,408	$8,368	$20,131	$17,409

Basic net income (loss) per share:
Continuing operations	$—	$0.01	$(0.01)	$0.06
Income from discontinued operations	—	0.36	—	0.36

Net income (loss)	$—	$0.37	$(0.01)	$0.42

Weighted average common shares outstanding — basic	24,040	20,401	24,033	20,285

Diluted net income (loss) per share:
Continuing operations	$—	$0.01	$(0.01)	$0.06
Income from discontinued operations	—	0.35	—	0.36

Net income (loss)	$—	$0.36	$(0.01)	$0.42

Weighted average common shares outstanding — dilutive	24,241	20,639	24,033	20,512

FFO per share — basic	$0.42	$0.39	$0.81	$0.81
Weighted average common shares and units outstanding — basic FFO	24,804	21,450	24,825	21,445
FFO per share — diluted	$0.42	$0.39	$0.80	$0.80
Weighted average common shares and units outstanding — diluted FFO	25,004	21,660	25,049	21,671

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except share and per share amounts)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets:
Rental property, net	$969,357	$884,882
Cash and cash equivalents	5,463	41,367
Escrows and reserves	13,174	11,139
Accounts and other receivables, net of allowance for doubtful accounts of $596 and $334, respectively	4,107	4,212
Accrued straight-line rents, net of allowance for doubtful accounts of $24 and $41, respectively	5,872	4,973
Deferred costs, net	10,126	9,006
Prepaid expenses and other assets	4,683	6,191
Intangible assets, net	33,394	32,797

Total assets	$1,046,176	$994,567

Liabilities:
Mortgage loans	$394,284	$391,393
Exchangeable senior notes, net of discount	122,516	122,234
Senior notes	75,000	75,000
Unsecured revolving credit facility	64,000	—
Accounts payable and accrued expenses	11,488	8,898
Accrued interest	2,200	2,420
Rents received in advance	3,135	3,196
Tenant security deposits	5,460	4,965
Deferred market rent	10,385	8,883

Total liabilities	688,468	616,989

Minority interests	12,252	13,992

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized; 24,223,066 and 24,126,886 shares issued and outstanding, respectively	24	24
Additional paid-in capital	428,773	430,271
Dividends in excess of accumulated earnings	(83,341)	(66,709)

Total shareholders’ equity	345,456	363,586

Total liabilities and shareholders’ equity	$1,046,176	$994,567

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Total base rent	$21,067	$21,052	$38,710	$38,612

Tenant reimbursement and other	3,962	3,996	7,647	7,431

Other	92	133	102	300

Property operating expenses	(4,809)	(4,433)	(9,644)	(8,714)

Real estate taxes and insurance	(2,317)	(2,140)	(4,057)	(4,000)

Same-property[1] NOI — accrual basis	17,995	18,608	32,758	33,629

Straight-line revenue, net	(76)	(396)	(166)	(616)

Deferred market rental revenue	(367)	(486)	(644)	(926)

Same-property[1] NOI — cash basis	$17,552	$17,726	$31,948	$32,087

Components of Same Property NOI — accrual basis

Rental revenue increase	$312		$597

Tenant reimbursement and other (decrease) increase	(34)		216

Other decrease	(41)		(198)

Occupancy decrease	(297)		(499)

Expense increase	(553)		(987)

	$(613)		$(871)

Same property percentage of total portfolio (sf)	80.6%	96.8%	54.1%	64.7%

Analysis of Same Property NOI

Total revenue	$30,689	$25,224	$60,665	$49,598

Property operating expenses	6,168	4,413	12,725	9,115

Real estate taxes and insurance	2,829	2,149	5,464	4,321

NOI	21,692	18,662	42,476	36,162

Less: Non-same property NOI and management fee adjustment[2]	(3,697)	(54)	(9,718)	(2,533)

Same-property[1] NOI — accrual basis	17,995	18,608	32,758	33,629

Straight-line revenue, net	(76)	(396)	(166)	(616)

Deferred market rental revenue	(367)	(486)	(644)	(926)

Same-property[1] NOI — cash basis	$17,552	$17,726	$31,948	$32,087

Change in same-property NOI — accrual basis	-3.3%		-2.6%

Change in same-property NOI — cash basis	-1.0%		-0.4%

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: 6600 Business Parkway, 1408 Stephanie Way, Airpark Business Center, Chesterfield Business Center, Hanover Business Center, Gateway 270 West, Davis Drive, Indian Creek Court, Gateway II, Owings Mills Commerce Center, Park Central, Greenbrier Circle Corporate Center, Greenbrier Technology Center I, Pine Glen, Ammendale Commerce Center, John Marshall Highway (Building II), River’s Bend Center II and Annapolis Commerce Park East. Also, same property results for the six months ended June 30, 2007 and 2006 exclude Northridge I & II, River’s Bend Center, Crossways I and Sterling Park Business Center.

(2)	The management fee percentage was normalized in lieu of an administrative overhead allocation for comparative purposes.

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